                                  EXHIBIT 10.12


                              CONSULTING AGREEMENT

                                     BETWEEN

                           THEHEALTHCHANNEL.COM, INC.

                                       AND

                               LAWRENCE W. HORWITZ

                              DATED AUGUST 18, 2000

                                    AGREEMENT

        This AGREEMENT is entered into as of the 18th day of August, 2000 and is made by and between TheHealthChannel.com ("THCL") and Lawrence W. Horwitz ("Horwitz).

        It is hereby acknowledged that THCL has entered into a Consulting Agreement with Horwitz, pursuant to which Horwitz was issued 1.25 million shares registered on Form S-8 (the "S-8 Shares"). Horwitz shall receive notice of all Board of Directors meetings during the one year period of time following the date of this Agreement and shall be allowed to attend as a consultant to THCL for all such meetings of the Board of Directors. The term S-8 Shares shall include any shares reissued as the result of any reorganization, recapitalization and/or split of THCL's common stock.

        Horwitz is prohibited from selling, encumbering or otherwise transferring the S-8 Shares unless the aggregate value of the S-8 shares (based upon the trading price at anytime) is at least Two Hundred Fifty Thousand Dollars ($250,000) (the "Trigger Event"). Upon Horwitz providing THCL notice that the Trigger Event has occurred, THCL shall issue to Horwitz, within two (2) business days, 1.25 million shares which shall be immediately registered on Form S-8. In the event THCL does not comply with this requirement, Horwitz shall have the right to sell the S-8 Shares without restriction. If at anytime the aggregate value of the S-8 Shares is below $225,000 in the aggregate, Horwitz shall have the right to immediately sell the S-8 shares without limitation.

        THCL has been advised that Horwitz has a conflict of interest in entering into this Agreement and that THCL has the right to seek the advice of independent counsel. By affixing its signature below, THCL is hereby waiving this conflict of interest.



THEHEALTHCHANNEL.COM, INC.



By:  /s/ Thomas Lonergan
   ---------------------------------
        Thomas Lonergan
Its:    Vice President




By:  /s/ Lawrence W. Horwitz
   ---------------------------------
        Lawrence W. Horwitz
        An individual